UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

Peakstone Realty Trust
(Exact name of registrant as specified in its charter)

Commission File Number:  001-41686

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common shares, $0.001 par value per share	PKST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 25, 2024, Peakstone Realty Trust’s (the “Company”) operating partnership, PKST OP, L.P. (the “Operating Partnership”), as “Borrower”, KeyBank National Association, as administrative agent (the “Agent”) and the lending institutions which are party thereto, entered into that certain Eighth Amendment to Second Amended and Restated Credit Agreement (the “Eighth Amendment”), which amends the Operating Partnership’s existing Second Amended and Restated Credit Agreement, dated as of April 30, 2019 (as previously amended, the “Credit Agreement”, and as amended by the Eighth Amendment, the “Amended Credit Agreement”). The Company and certain of its subsidiaries guarantee the obligations of the Operating Partnership under the Amended Credit Agreement. Capitalized terms used but not defined herein have the meaning given to them in the Eighth Amendment or the Amended Credit Agreement, as applicable. The Eighth Amendment provides, in part, the following:

•
Using cash on hand, the Operating Partnership reduced the outstanding principal balance of the 2025 Term Loan  from $400,000,000 to $210,000,000, and the maturity date of the reduced 2025 Term Loan was extended to July 25, 2028 (now, the “2028 Term Loan”);

•	The maturity date of the Operating Partnership’s revolving line of credit (“Revolver”) was extended by four years from the closing date of the Eighth Amendment to July 25, 2028;

•	The maximum commitment amount under the Revolver was reduced from $750,000,000 to $547,000,000, which amount is calculated based on the Company’s reported financial statements for June 30, 2024;

•
The Eighth Amendment also provides the option, subject to obtaining additional commitments from lenders and satisfying certain other customary conditions, to increase the commitments under the Revolver, to increase the outstanding principal balance under existing term loans and/or incur new term loans by up to approximately $400,000,000 in the aggregate (for a maximum facility size of $1.3 billion).

•
The interest rate with respect to drawn amounts under the Revolver can be based on either SOFR or Base Rate at the Operating Partnership’s election.  The Operating Partnership has currently elected SOFR (interest periods for SOFR may be daily, 1 month or 3 months, at the Operating Partnership’s election). The interest rate with respect to drawn amounts under the Revolver that constitute “SOFR Loans” (being all drawn amounts as of June 30, 2024) was increased by 0.35% from the rate in effect as of June 30, 2024 (such that the interest rate ranges between SOFR + 1.65% and SOFR + 2.55%, depending on the Company’s consolidated leverage ratio). With respect to any drawn amounts under the Revolver that are “Base Rate Loans” (being none as of June 30, 2024), the interest rate was increased by 0.35% from the rate in effect as of June 30, 2024 (such that the interest rate ranges between Base Rate + 0.65% and Base Rate + 1.55%, depending on the Company’s consolidated leverage ratio);

•
The interest rate with respect to the 2028 Term Loan can be based on either SOFR or Base Rate at the Operating Partnership’s election.  The Operating Partnership has currently elected SOFR.  The interest rate for any portion of the 2028 Term Loan that is a SOFR Loan (being all outstanding amounts as of June 30. 2024) increased by 0.35%, from the rate in effect as of June 30, 2024 (such that the interest rate ranges between SOFR + 1.60% and SOFR + 2.50%, depending on the Company’s consolidated leverage ratio).  The interest rate for any portion of the 2028 Term Loan that is a Base Rate Loan (being none as of June 30, 2024) increased by 0.35%, from the rate in effect as of June 30, 2024 (such that the interest rate ranges between Base Rate + 0.60% and Base Rate + 1.50%, depending on the Company’s consolidated leverage ratio);

•
The availability under the Revolver (the “Borrowing Base”) is based, in part, on a stipulated Capitalization Rate for the assets constituting Pool Properties. Prior to the Eighth Amendment, the Capitalization Rate was 7% for all of the Company’s Pool Properties (without regard to the type of asset). Pursuant to the Eighth Amendment, the Capitalization Rate for industrial assets is now 6% and the Capitalization Rate for office assets is now 8%;

•	The Borrowing Base was also redefined in the Eighth Amendment such that it is determined as the sum of:

(a)
for industrial assets, the lesser of (i) sixty percent (60%) of the value of all Pool Properties that are industrial properties calculated using the applicable Capitalization Rate (i.e., 6%, as noted above) and the annualized Net Operating Income for the prior quarter from all such Pool Properties that are industrial properties; or (ii) a loan amount which would provide a modified debt service coverage ratio for the industrial assets of 1.25:1.00 (based on an imputed interest rate equal to the greater of the 10-year U.S. Treasury rate plus 2.25%, and 5.0%, and imputed amortization on a 30-year schedule, see definition of Industrial UAP DSCR in the Eighth Amendment); and

(b)
for office assets, the lesser of (i) fifty percent (50%) of the value of all Pool Properties that are office properties calculated using the applicable Capitalization Rate (i.e., 8%, as noted above) and the annualized Net Operating Income for the prior quarter from all such Pool Properties that are office properties; or (ii) a loan amount which would provide a modified debt service coverage ratio for the office assets of 1.45:1.00 (based on an imputed interest rate equal to the greater of the 10-year U.S. Treasury rate plus 2.75%, and 6.5%, and imputed amortization on a 30-year schedule, see definition of Office UAP DSCR in the Eighth Amendment).

•
The Operating Partnership currently has floating to fixed SOFR interest rate swaps with a notional amount of $750,000,000 that mature on July 1, 2025. These have the effect of converting SOFR to a weighted average fixed rate of interest payable by the Operating Partnership of 1.97%. In connection with the Eighth Amendment, the Operating Partnership has entered into certain interest rate hedging instruments, in the form of forward-starting, floating to fixed SOFR interest rate swaps with a notional amount of $550,000,000. These swaps become effective July 1, 2025, and mature July 1, 2029 and have the effect of converting SOFR to a weighted average fixed rate of interest payable by the Operating Partnership of 3.58%. These hedges are in excess of the hedging requirements under the Amended Credit Agreement.

The foregoing description is an abbreviated summary of certain provisions in the Eighth Amendment, is not complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Please refer to the Eighth Amendment in its entirety for a complete understanding of its contents and further details regarding the above.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On July 29, 2024, the Company issued a press release announcing the entry into the Eighth Amendment as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated in this Item 7.01, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Eighth Amendment to Second Amended and Restated Credit Agreement, dated as of July 25, 2024, by and among PKST OP, L.P., the lending institutions party thereto as lenders and KeyBank National Association, as administrative agent.

99.1	Press Release, dated July 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peakstone Realty Trust

Date: July 29, 2024	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer